Authorization and Designation to Sign and File Section 16 Reporting Forms The undersigned, an Officer and Director of Altria Group, Inc., a Virginia corporation (the "Company"), does hereby authorize and designate Maiy C. Bigelow, J. Michael Hinchcliffe, Michele D. Rundstrom or Anna M. Armendariz to sign and file on his behalf the application for the required Securities and Exchange Commission ("SEC") electronic CIK/CCC codes and any and all Fo1ms 3, 4 and 5 relating to equity securities of the Company with the SEC pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16"). This authorization, unless earlier revoked in writing, shall be valid until the undersigned's rep01ting obligations under Section 16 with respect to equity securities of the Company shall cease. All prior such authorizations are hereby revoked. COUNTY OF HENRICO COMMONWEALTH OF VIRGINIA I, Providence M. Seibe1i, a notary public in and for the State and County aforesaid do hereby solemnly swear that William F. Gifford Jr., whose name is signed to the above writing, personally appeared before me this 5th day of Februaiy 2026, and acknowledged the same in my State and County aforesaid. c-@<D6�<111.�il PROVIDENCE MARIA SEIBERT NOTARY PU8UC RIG.1341317 CCMtONWEALTH OF VIRGINIA ll'l'CCEPSSION EXPIRES JUNE 3D, 202I Providence M. Seibert, Notary Public Registration No. 341317 My Commission Expires: June 30, 2028